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                                                                     EX-12(a)(1)

CodeOfEthics.doc                                      Procedure Number: IC02.2.2
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                                                                  CODE OF ETHICS

                    PROCEDURE CREATION DATE:  Adopted December 11, 1998 (by RDF,
                                              RSF, RVT, RGA, RFS, and RDI)
                                              Adopted [Date] (by Sphinx and RSP)
                                              Adopted by the Advisors,
                                              February 1, 2005
                                              Adopted by the Board, February 11,
                                              2005

                   PROCEDURE REVIEWED AS OF:  September 2004

                    PROCEDURE REVISED AS OF:  February 1, 2002
                                              January 30, 2003
                                              August 25, 2003
                                              February 1, 2005

                           REGULATORY RULES:  Rule 17j-1 of the Investment
                                              Company Act of 1940 and Rule
                                              204A-1 under the Investment
                                              Advisers Act of 1940



BUSINESS UNIT:                         Compliance Department

RESPONSIBILITY:                        Compliance Administrator

MANAGER RESPONSIBLE:                   Compliance Manager

COVERED ENTITIES:

     This Combined Code of Ethics adopted under Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") covers the following companies:

                   TRUSTS                                  ADVISORS                           SERVICE PROVIDERS
--------------------------------------------- --------------------------------------  ----------------------------------------
o        Rydex Dynamic Funds                  o        PADCO Advisors, Inc.            o    Rydex Fund Services, Inc.
--------------------------------------------- --------------------------------------  ----------------------------------------
o        Rydex Series Funds                   o        PADCO Advisors II, Inc.         o    Rydex Distributors, Inc.
--------------------------------------------- --------------------------------------  ----------------------------------------
o         Rydex Variable Trust                o        Rydex Capital Partners I, LLC
--------------------------------------------- --------------------------------------- ----------------------------------------
o        Rydex ETF Trust                      o        Rydex Capital Partners II, LLC
--------------------------------------------- --------------------------------------- ----------------------------------------
o        Rydex Capital Partners Sphinx Fund
--------------------------------------------- ------------------------------------    ----------------------------------------


PROCEDURE:

     Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, Rydex ETF Trust, and Rydex Capital Partners Sphinx Fund (each a "Trust" and jointly the "Trusts"), and PADCO Advisors, Inc., PADCO Advisors II, Inc., Rydex Capital Partners I, LLC, Rydex Capital Partners II, LLC, Rydex Fund Services, Inc. and Rydex Distributors, Inc. (each a "Company," jointly the "Companies," and together with the Trusts, "Rydex") are confident that their officers, trustees, directors and employees act with integrity and good faith. Rydex recognizes, however, that personal interests may conflict with a Trust's or Company's interests where trustees, directors, officers or employees:

         o Know about present or future portfolio transactions or
         o Have the power to influence portfolio transactions; and
         o Engage in personal transactions in securities.

     In an effort to prevent these conflicts from arising and in accordance with Rule 17j-1(b)(1) under the 1940 Act and Rule 204A-1 under the Advisers Act, Rydex has adopted this Code of Ethics and all amendments thereto (together, the "Code") to prohibit transactions that create, may create, or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. Each trustee, director, officer and employee of Rydex should carefully read and review this Code.


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1.       ABOUT RYDEX

         1.1 Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, and Rydex ETF Trust are separately registered open-end management investment companies. Rydex Capital Partners Sphinx Fund is a non-diversified closed-end management investment company. Each Trust may consist of multiple investment portfolios (each a "Fund" and together, the "Rydex Funds"). The Rydex Funds may be grouped primarily into three broad categories: (1) Benchmark Funds (one of which is exchange-traded), (2) Sector Funds, and (3) Strategic Funds. In addition, there is a Money Market Fund and a closed-end fund of hedge funds (the "Sphinx Fund").

         1.2 PADCO Advisors, Inc., PADCO Advisors II, Inc., Rydex Capital Partners I, LLC, and Rydex Capital Partners II, LLC (the "Advisors") are each investment advisers. PADCO Advisors, Inc. is the investment adviser for Rydex Dynamic Funds and Rydex Series Funds and PADCO Advisors II, Inc. is the investment adviser for Rydex Variable Trust and Rydex ETF Trust. Rydex Capital Partners I, LLC is the investment adviser for the Sphinx Fund and Rydex Capital Partners II, LLC is the investment adviser for Rydex Capital Partners Equity Market Neutral Fund, LP, a private equity fund.

         1.3 Rydex Distributors, Inc. serves as the distributor to the Rydex Funds.

         1.4 Rydex Financial Services, Inc. provides general administrative services and serves as the transfer agent to the Rydex Dynamic Funds, Rydex Series Funds and Rydex Variable Trust.

2.       ABOUT THIS CODE OF ETHICS

         2.1      TRANSACTION-RELATED AND REPORTING PROVISIONS

                  This Code sets forth specific prohibitions relating to securities transactions and also sets out certain reporting requirements. They cover the persons identified below:

                           o        All Company officers and directors;

                           o Employees who have access to nonpublic information regarding any clients' purchase or sale of securities or the portfolio holdings of any reportable fund, e.g. portfolio management and fund accounting personnel, are involved in making securities recommendations to clients, or have access to such recommendations that are nonpublic;

                           o All Trustees of the Trusts, both Interested and Independent; and

                           o Natural persons in a control relationship with a Company who obtain information concerning recommendations made to a Fund about the purchase or sale of a security and are not specifically covered by any other section of the Code.

                  For the prohibitions and reporting requirements that apply to you, please refer to Parts A-D, as indicated below. (Definitions of underlined terms are included in Appendix A.)

                           o        Independent Trustees of the Trusts.......................................Part A

                           o        Interested Trustees of the Trusts........................................Part B

                           o        Access Persons...........................................................Part C

                           o        Natural Control Persons..................................................Part D


         2.2      OTHER PROVISIONS

         The remainder of this Code sets forth general principles, required course of conduct, reporting obligations, and Rydex's review, enforcement and recordkeeping responsibilities as well as other miscellaneous information.

3.       STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in Rydex by shareholders of the Trusts, and because Rydex believes that their operations should benefit shareholders, Rydex has adopted the following universally applicable principles.


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CodeOfEthics.doc                                      Procedure Number: IC02.2.2
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         >>       Shareholders' interests are paramount. You must place
                  shareholder interests before your own.

         >> You must accomplish all personal securities transactions in a manner that avoids even the appearance of a conflict of your personal interests with those of a Trust and its shareholders.

         >> You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with Rydex, or that bring into question your independence or judgment.

         >> You must comply with all applicable federal securities laws, including the prohibitions against the misuse of material nonpublic information, in conducting yourself and the operations of Rydex.


4.       REQUIRED COURSE OF CONDUCT

         4.1      PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

                  You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Fund:

                  (a) employ any device, scheme or artifice to defraud the Fund;

                  (b) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (c) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

                  (d) engage in any manipulative practice with respect to the Fund.

                  Two of the most common risks associated with personal securities transactions are front-running and trading opposite a fund. For example, front-running would include the purchase of a security any time within seven days ahead of when a fund purchases the same security or the sale of a security any time within seven days ahead of when a fund sells the same security. An example of trading opposite a fund would include the sale of a security any time within seven days after a fund purchases the same security or the purchase of a security any time within seven days after a fund sells the same security.

         4.2      LIMITS ON ACCEPTING OR RECEIVING GIFTS

                  Access Persons cannot accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of Rydex. This provision does not include:

                  o occasional meals, tickets to a sporting event or the theater, or normal business entertainment; and

                  o any payment or reimbursement for professional training or educational meetings.

5.       CONFIDENTIALITY

         All personal securities transactions reports and any other information filed with Rydex under this Code will be treated as confidential, provided that such reports and related information may be produced to the Securities and Exchange Commission (the "SEC") and other regulatory agencies.

6.       INTERPRETATION OF PROVISIONS

         The Board of Trustees of the Trusts may from time to time adopt such interpretations of this Code as it deems appropriate.

7.       ACKNOWLEDGMENT OF RECEIPT AND ANNUAL CERTIFICATION

         Each interested Trustee, director, officer, employee and affiliated agent of Rydex will receive a copy of the Code and any subsequent amendments to the Code, and each such person must acknowledge receipt of the Code in writing. In addition, each such person is required to certify annually that he/she (i) has read and understands the Code, (ii) is aware that he/she is subject to the provisions of this Code, (iii) has complied with the Code at all times during the


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CodeOfEthics.doc                                      Procedure Number: IC02.2.2
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previous calendar year, and (iv) has, during the previous calendar year, reported all holdings and transactions that he/she is required to report pursuant to the Code. The acknowledgement of receipt and certification may be made electronically via the rydex.starcompliance.com web site.

EXCEPTION HANDLING:

       The Compliance Officer, in his or her discretion, may exempt any person from any specific provision of the Code, if the Compliance Officer determines that (a) the services of the person are valuable to Rydex; (b) the failure to grant this exemption will result in an undue burden on the person or prevent the person from being able to render services to Rydex; and (c) granting the exemption does not detrimentally affect the shareholders of the Rydex Funds. The Compliance Officer will prepare a report documenting the nature of any exemption granted, the persons involved and the reasons for granting such exemption.

       Any person granted an exemption with respect to a particular transaction must furnish the Compliance Officer with a written report concerning that transaction within three (3) days of the transaction.


REPORTING REQUIREMENTS:

1.       INDIVIDUAL REPORTING OBLIGATIONS

         See Parts A, B, C or D as appropriate, for your specific reporting obligations.

         1.1      OBLIGATION TO REPORT VIOLATIONS OF THE CODE

                  In addition to the individual reporting requirements referenced above, any violation of the Code must be promptly reported to the Compliance Officer.

2.       ANNUAL WRITTEN REPORT TO THE BOARD

         At least once a year, the Compliance Officer, on behalf of Rydex, will provide the Board of Trustees of each Trust a written report that includes:

         2.1      ISSUES ARISING UNDER THE CODE

                  The Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanctions.

         2.2      CERTIFICATION

                  The Report will certify to the Boards of Trustees that each Company has adopted measures reasonably necessary to prevent its personnel from violating the Code currently and in the future.

3.       PERIODIC REVIEW AND REPORTING

         The Compliance Officer (or his or her designee) will report to the Boards of Trustees at least annually as to the operation of this Code and will address in any such report the need (if any) for further changes or modifications to this Code.


TESTING AND REVIEW:

     Each Trust and Company shall appoint the Compliance Officer.

1.       DUTIES OF THE COMPLIANCE OFFICER

         1.1 The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the Trusts' completed portfolio transactions and a list of securities being considered for purchase or sale by the Advisors to determine whether a Code violation may have occurred. The Compliance Officer may request additional information or take any other appropriate measure that the Compliance Officer decides is necessary to aid in this determination. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.


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         1.2      If the Compliance Officer determines that a Code violation may have occurred, the Compliance Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President of the Trust or Company and fund counsel
                  ("Counsel"). The President of the Trust or Company and Counsel will independently determine whether the person violated the Code.

         1.3 No person is required to participate in a determination of whether he or she has committed a Code violation or of the imposition of any sanction against himself or herself. If a securities transaction of the President is under consideration, a Vice President will act for the President for purposes of this Section.

2.       SANCTIONS

         If the President and Counsel find that the person violated the Code, the President will impose upon the person sanctions that the President deems appropriate and will report the violation and the sanction imposed to the Board of Trustees of the Rydex Funds at the next regularly scheduled board meeting unless, in the sole discretion of the Trusts' President, circumstances warrant an earlier report.


RECORDKEEPING:

     The Companies will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act and will be available for examination by representatives of the SEC.

o A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

o A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place;

o A copy of each report made by a person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

o A copy of each duplicate brokerage confirmation and each periodic statement provided under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

o A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

o A copy of each annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

o A copy of all Acknowledgements of Receipt and Annual Certifications as required by this Code for each person who is currently, or within the past five years was required to provide such Acknowledgement of Receipt or Annual Certification; and

o The Companies will maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an initial public offering ("IPO") or a private placement, for at least five years after the end of the fiscal year in which the approval is granted.


DISCLOSURE:

     The Code of Ethics will be disclosed in accordance with the requirements of Forms ADV, N1-A, and N-2.

REVISIONS:

     These procedures shall remain in effect until amended, modified or terminated. The Boards of Trustees must approve any material amendments to the Code within six months of the amendment.



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CodeOfEthics.doc                                      Procedure Number: IC02.2.2
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PART A            PROCEDURES FOR INDEPENDENT TRUSTEES AND DIRECTORS


GENERAL OBLIGATIONS.

1.       REQUIRED TRANSACTION REPORTS

         1.1 On a quarterly basis you must report any securities transactions, as well as any securities accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

         1.2 If you had no reportable transactions or did not open any securities accounts during the quarter, you are not required to submit a report.

         1.3 Reports of individual securities transactions are required only if you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the 15-calendar day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by a Fund.

                  Note: The "should have known" standard does not:

                  (a)      imply a duty of inquiry;

                  (b) presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund's investment strategies; or

                  (c) impute knowledge from your prior knowledge of the Fund's portfolio holdings, market considerations, or investment policies, objectives and restrictions.

2.       WHAT SECURITIES ARE COVERED UNDER YOUR QUARTERLY REPORTING OBLIGATION?

         If the transaction is reportable because it came within paragraph (1), above, you must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must also contain any account you established in which any securities were held during the quarter.

3.       WHAT SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

         You are not required to detail or list the following securities or transactions on your quarterly report:

                  (a) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                  (b) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan or other similar type of plan, where you purchase securities issued by your employer.

                  (c) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  (d) Purchases of securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and registered open-end mutual funds, other than reportable funds.



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                  (e)      Purchases or sales which are non-volitional on your
                           part, including purchases or sales upon exercise of puts or calls written by you and sales from a margin account to a bona fide margin call.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.























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CodeOfEthics.doc                                      Procedure Number: IC02.2.2
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PART B             INTERESTED TRUSTEES AND DIRECTORS

GENERAL OBLIGATIONS.

1.       PROVIDING A LIST OF SECURITIES

         You must provide the Compliance Officer with a complete listing of all securities you beneficially own as of December 31 of the previous year. Each following year, you must submit a revised list to the Compliance Officer showing the securities you beneficially own as of December 31. You must submit the initial listing within 10 calendar days of the date you first become a Trustee, and each update no later than 30 calendar days after the start of the year. The Initial Holdings Report and Annual Holdings Report, as applicable, will be delivered electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

         You are not required to provide this list of securities if you are not currently affiliated with or employed by a Trust's investment adviser(s) or distributor.

2.       REQUIRED TRANSACTION REPORTS

         On a quarterly basis you must report any securities transactions, as well as any securities accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

         If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please sign in the space provided and submit the report with no transactions listed.

3.       WHAT SECURITIES ARE COVERED UNDER YOUR QUARTERLY REPORTING OBLIGATION?

         You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must also contain any account you established in which any securities were held during the quarter.

4.       PRE-APPROVAL OF IPOS AND PRIVATE PLACEMENTS

         You must obtain approval from the Compliance Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a private placement.

5.       WHAT SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

         You are not required to detail or list the following securities or transactions on your report:

                  (a) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                  (b) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan or other similar type of plan, where you purchase securities issued by your employer.

                  (c) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  (d) Purchases of securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and registered open-end mutual funds, other than reportable funds.



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                  (e)      Purchases or sales which are non-volitional on your
                           part, including purchases or sales upon exercise of puts or calls written by you and sales from a margin account to a bona fide margin call.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

























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CodeOfEthics.doc                                      Procedure Number: IC02.2.2
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PART C                    ACCESS PERSONS


GENERAL OBLIGATIONS

1.       THIRTY-DAY PROHIBITION ON SELLING SECURITIES

         You cannot sell a security within 30 calendar days of acquiring that security.

2.       PROVIDING A LIST OF SECURITIES

         You must provide the Compliance Officer with a complete listing of all securities you beneficially own as of December 31 of the previous year. Each following year, you must submit a revised list to the Compliance Officer showing the securities you beneficially own as of December 31. You must submit the initial listing within 10 calendar days of the date you first become an Access Person, and each update no later than 30 calendar days after the start of the year. The Initial Holdings Report and Annual Holdings Report, as applicable, will be delivered electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

         You are not required to provide this list of securities if you are not currently affiliated with or employed by a Trust's investment adviser(s) or distributor.

3.       DUPLICATE BROKERAGE CONFIRMATION AND STATEMENTS

         You must direct your brokers to provide the Compliance Officer with duplicate copies of confirmations of all securities transactions in which you will acquire beneficial ownership of a security and copies of periodic statements for all personal securities accounts.

4.       PRE-CLEARANCE REQUIREMENT

         You must submit a report detailing every proposed securities transaction in which you will acquire a beneficial ownership interest to the Compliance Officer and obtain pre-clearance for each securities transaction prior to engaging in the transaction. The report shall include the name of the security, date of the proposed transaction, quantity, price, and broker-dealer through which the transaction is to be effected.

         4.1      PRE-APPROVAL OF IPOS AND PRIVATE PLACEMENTS

                  You must obtain approval from the Compliance Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a private placement.

5.       REQUIRED TRANSACTION REPORTS

         On a quarterly basis you must report transactions in securities, as well as any securities accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

         If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please sign in the space provided and submit the report with no transactions listed.

6.       WHAT SECURITIES ARE COVERED UNDER YOUR QUARTERLY REPORTING OBLIGATION?

         You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must contain any account you established in which any securities were held during the quarter.

7.       WHAT SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

         You are not required to detail or list the following securities or transactions on your report.


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                  (a)      Purchases or sales effected for any account over
                           which you have no direct or indirect influence or control.

                  (b) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan or other similar type of plan, where you purchase securities issued by your employer.

                  (c) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  (d) Purchases of securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and registered open-end mutual funds, other than reportable funds.

                  (e) Purchases or sales which are non-volitional on your part, including purchases or sales upon exercise of puts or calls written by you and sales from a margin account to a bona fide margin call.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

8.       SEVEN-DAY BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS

         You cannot purchase or sell, directly or indirectly, any security in which you had (or by reason of such transaction acquire) any beneficial ownership at any time within seven calendar days before or after the time that the same (or a related) security is being purchased or sold by any Rydex Fund. This provision will only apply if you obtain specific information regarding the purchase or sale of a security by a Rydex Fund.

         8.1      EXCEPTION TO BLACKOUT PERIOD

                  The seven-day blackout period does not apply to the purchase or sale of any security (i) of a company with a market capitalization in excess of $500 million, (ii) included in either the S&P 500 Composite Index or the NASDAQ 100 Index, and (iii) made in dollar amounts less than $25,000.







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PART D                    NATURAL CONTROL PERSONS


GENERAL OBLIGATIONS.

1.       PROVIDING A LIST OF SECURITIES

         You must provide the Compliance Officer with a complete listing of all securities you beneficially own as of December 31 of the previous year. Each following year, you must submit a revised list to the Compliance Officer showing the securities you beneficially own as of December 31. You must submit the initial listing within 10 calendar days of the date you first become a natural control person, and each update no later than 30 calendar days after the start of the year. The Initial Holdings Report and Annual Holdings Report, as applicable, will be delivered electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

         You are not required to provide this list of securities if you are not currently affiliated with or employed by the Trusts' investment adviser(s) or distributor.

2.       REQUIRED TRANSACTION REPORTS

         On a quarterly basis you must report any securities transactions, as well as any securities accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

         If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please sign in the space provided and submit the report with no transactions listed.

3.       WHAT SECURITIES ARE COVERED UNDER YOUR QUARTERLY OBLIGATION?

         You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must also include any account you established in which securities were held during the quarter.

4.       PRE-APPROVAL OF IPOS AND PRIVATE PLACEMENTS

         You must obtain approval from the Compliance Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a private placement.

5.       WHAT SECURITIES AND TRANSACTIONS ARE EXCLUDED FROM YOUR REPORTING
OBLIGATION?

         You are not required to detail or list the following securities or transactions on your report:

                  (a) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                  (b) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase securities issued by your employer.

                  (c) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  (d) Purchases of securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and registered open-end mutual funds, other than reportable funds.



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                  (e)      Purchases or sales which are non-volitional on your
                           part, including purchases or sales upon exercise of puts or calls written by you and sales from a margin account to a bona fide margin call.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.























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APPENDIX A                DEFINITIONS

Access person includes: (a) any trustee, director or officer and (b) any supervised person who has access to nonpublic information regarding any clients' purchase or sale of securities or the portfolio holdings of any reportable fund, e.g. portfolio management and fund accounting personnel, is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

Beneficial ownership means the same as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the beneficial owner of any security in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as that under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Independent trustee means a trustee of a Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of February 1, 2005, the Trusts' independent trustees are:

         Corey A. Colehour

         J. Kenneth Dalton

         Roger Somers

         John O. Demaret

         Patrick T. McCarville

         Werner E. Keller

         Thomas F. Lydon Jr.

Initial public offering ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

Interested trustee means a trustee of a Trust who is an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of February 1, 2005, the Trusts' only interested trustees are:

         Carl G. Verboncoeur

         Michael P. Byrum

Private placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Securities Act of 1933.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Reportable fund means any fund for which you serve as investment adviser, any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you, or any closed-end fund regardless of affiliation. For purposes of this Code definition, control has the same meaning as it does above.

Security means the same as that set forth in Section 2(a)(36) of the 1940 Act, except that it does not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end mutual funds other than reportable funds, and high quality short-term debt instruments,



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including repurchase agreements. A security does not include index futures or other commodities. For purposes of this Code, a security does include futures, options, options on futures, and other types of derivatives.

A security held or to be acquired by a Trust (or any Fund) means any security which, within the most recent 15 days, (i) is or has been held by a Trust (or any Fund) or (ii) is being or has been considered by a Trust's Advisor or sub-adviser for purchase by the Trust (or any Fund), and any option to purchase or sell, and any security convertible into or exchangeable for any security.

A security is being purchased or sold by a Trust from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Trust until the program has been fully completed or terminated.

Compliance Officer means the chief compliance officer of Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, Rydex ETF Trust, and the Sphinx Fund pursuant to Rule 38a-1 under the 1940 Act and the chief compliance officer of PADCO Advisors, Inc., PADCO Advisors II, Inc., Rydex Capital Partners I, LLC, and Rydex Capital Partners II, LLC pursuant to Rule 206(4)-7 under the Advisers Act, or any person designated by such chief compliance officer to act in the chief compliance officer's absence. As of February 1, 2005, the Compliance Officer is:

         Joanna M. Haigney









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